CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-63515) pertaining to the Stock Compensation Program and 1994 Non-Employee Director Stock Option Plan of Emerson Radio Corp. of our report dated July 1, 1998, with respect to the consolidated financial statements and schedule of Emerson Radio Corp. and Subsidiaries included in the Annual Report (Form 10-K) for the year ended April 3, 1998.

                              /s/ Ernst & Young LLP
                              ERNST & YOUNG LLP


New York, New York
July 1, 1998